        CONSENT OF INDEPENDENT AUDITORS
        -------------------------------

        We consent to the incorporation by reference in Registration Statement No. 33-53943 on Form S-8, Registration Statement No. 33-27929 on Form S-8, Post-Effective Amendment No. 9 to Registration Statement No. 2-54344 on Form S-8, and Registration Statement No. 33-44143 on Form S-8 of ZERO Corporation of our report dated May 12, 1994, appearing in and incorporated by reference in this Annual Report on Form 10-K of ZERO Corporation for the year ended March 31, 1994.

        /s/ DELOITTE & TOUCHE

        Los Angeles, California
        June 27, 1994




                                EXHIBIT 23